Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 14, 2009, relating to the consolidated financial statements of Cord Blood America, Inc., and Subsidiaries, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rose, Snyder & Jacobs

Rose, Snyder & Jacobs

A Corporation of Certified Public Accountants

Encino, California

December 29, 2009